UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2011

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		818-575-4500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On May 6, 2011, ValueClick, Inc. ("ValueClick" or the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting").

(b)
James R. Zarley, Martin T. Hart, David S. Buzby, James A. Crouthamel, James R. Peters, and Jeffrey F. Rayport were re-elected as directors to serve until the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Four matters were voted on at the Annual Meeting and the final results of each vote are as follows:

		For	Withheld
Proposal 1	Election of Directors:
	James R. Zarley	62,715,305	2,450,746
	Martin T. Hart	63,369,343	1,796,708
	David S. Buzby	61,982,018	3,184,033
	James A. Crouthamel	62,174,653	2,991,398
	James R. Peters	54,779,066	10,386,985
	Jeffrey F. Rayport	61,984,518	3,181,533

		For	Against	Abstain
Proposal 2	Approval of Amended and Restated 2002 Stock Incentive Plan	56,680,117	5,874,002	2,611,932

		For	Against	Abstain
Proposal 3	Advisory (Non-Binding) Vote on Executive Compensation	59,136,124	3,134,818	2,895,109

		1 Year	2 Years	3 Years	Abstain
Proposal 4	Advisory (Non-Binding) Vote on Frequency of Holding Future Say-on-Pay Votes	52,050,504	551,986	9,644,684	2,918,877

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

May 10, 2011	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer